Exhibit 10.3

RESCISSION AND RELEASE AGREEMENT

This Settlement Agreement (“Agreement”) is entered into and effective this 1st day of May, 2025 (“Effective Date”) by and between LIION, LLC (“LiiON”), BESS LLC (“Bess”), ASSURE POWER, LLC (“Assure”) and ALTERNUS CLEAN ENERGY, INC. (“Alternus”). LiiON, Bess, Assure and Alternus may be referred to collectively herein as the “Parties”.

WHEREAS, on December 11, 2024, LiiON entered into an Asset Purchase Agreement with Bess and its parent company, Alternus (“Transaction”).

WHEREAS, as part of that Transaction, Bess and Assure entered into an Exclusive Consulting Areement also dated December 11, 2024.

WHEREAS, as part of that Transaction, Bess issued a Promissory Note payable to the order of LiiON in the principal amount of Two Million and No/100 Dollars ($2,000,000.00).

WHEREAS, as part of the Transaction, LiiON entered into a series of creditor rights agreements with its critical vendors and investors.

WHEREAS, as a result of a change in circumstances, the Parties desire to rescind the Asset Purchase Agreement, Exclusive Consulting Agreement and Promissory Note and all other related agreements (collectively “Transaction Agreements”), and to release one another from any and all obligations and liabilities thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Rescission of Agreements. The Transaction Agreements are hereby rescinded, canceled, and terminated as of the Effective Date.

2. Mutual Releases.

(a) LiiON, on behalf of itself and each and every one of its affiliated entities, divisions, shareholders, members, officers, directors, partners, employees, agents, attorneys, insurers, respective heirs, administrators, executors/personal representatives, predecessors, successors and assigns, hereby releases, acquits and forever discharges Bess, Assure and Alternus, and their respective members, managers, officers, directors, shareholders, agents, attorneys, insurers, affiliated entities, their respective heirs, administrators, executors, legal representatives, successors and assigns, from and with respect to any and all claims, complaints, grievances, demands, debts, contracts, agreements, invoices, liabilities, obligations, suits, costs, expenses, rights, actions, liens and causes of action, of whatever nature, character or description, whether known or unknown, whether anticipated or unanticipated, whether in law or in equity, which relate to or arise from the Transaction Agreements, except with respect to the Parties’ obligations contained in this Agreement.

(b) Bess, on behalf of itself and each and every one of its corporate parents, subsidiaries, affiliated entities, divisions, shareholders, members, officers, directors, partners, employees, agents, attorneys, insurers, respective heirs, administrators, executors/personal representatives, predecessors, successors and assigns, hereby releases, acquits and forever discharges LiiON, Assure and Alternus, and their respective members, managers, officers, directors, shareholders, agents, attorneys, insurers, affiliated entities, their respective heirs, administrators, executors, legal representatives, successors and assigns, from and with respect to any and all claims, complaints, grievances, demands, debts, contracts, agreements, invoices, liabilities, obligations, suits, costs, expenses, rights, actions, liens and causes of action, of whatever nature, character or description, whether known or unknown, whether anticipated or unanticipated, whether in law or in equity, which relate to or arise from the Transaction Agreements, except with respect to the Parties’ obligations contained in this Agreement.

(c) Assure, on behalf of itself and each and every one of its corporate parents, subsidiaries, affiliated entities, divisions, shareholders, members, officers, directors, partners, employees, agents, attorneys, insurers, respective heirs, administrators, executors/personal representatives, predecessors, successors and assigns, hereby releases, acquits and forever discharges LiiON, Bess and Alternus, and their respective members, managers, officers, directors, shareholders, agents, attorneys, insurers, affiliated entities, their respective heirs, administrators, executors, legal representatives, successors and assigns, from and with respect to any and all claims, complaints, grievances, demands, debts, contracts, agreements, invoices, liabilities, obligations, suits, costs, expenses, rights, actions, liens and causes of action, of whatever nature, character or description, whether known or unknown, whether anticipated or unanticipated, whether in law or in equity, which relate to or arise from the Transaction Agreements, except with respect to the Parties’ obligations contained in this Agreement.

(d) Alternus, on behalf of itself and each and every one of its corporate parents, subsidiaries, affiliated entities, divisions, shareholders, members, officers, directors, partners, employees, agents, attorneys, insurers, respective heirs, administrators, executors/personal representatives, predecessors, successors and assigns, hereby releases, acquits and forever discharges LiiON, Bess and Assure, and their respective members, managers, officers, directors, shareholders, agents, attorneys, insurers, affiliated entities, their respective heirs, administrators, executors, legal representatives, successors and assigns, from and with respect to any and all claims, complaints, grievances, demands, debts, contracts, agreements, invoices, liabilities, obligations, suits, costs, expenses, rights, actions, liens and causes of action, of whatever nature, character or description, whether known or unknown, whether anticipated or unanticipated, whether in law or in equity, which relate to or arise from the Transaction Agreements, except with respect to the Parties’ obligations contained in this Agreement.

4. Non-Admission of Liability. It is agreed and understood that this settlement is a compromise of disputed claims and defenses and that the above consideration is not to be construed as an admission on the part of any Party of any liability whatsoever.

5. Choice of Law. This Agreement shall be construed under the laws of the State of Illinois.

6. Confidentiality. The terms, conditions, and existence of this Agreement and all prior agreements and discussions between the Parties will also be treated by all Parties on a confidential basis, subject to appropriate disclosure to regulatory authorities, to parties whose consents are required for this Agreement, and as otherwise required by law. All public announcements about this Agreement will be subject to review and approval of all Parties before public disclosure.

7. Miscellaneous.

(a)	This Agreement, which has been negotiated by and between the Parties, shall be deemed drafted by each of the Parties and shall not be construed against any Party hereto.

(b)	The Recitals set forth above are incorporated into and made part of this Agreement.

(c)	Each Party, having read and understood the scope and effect of each provision of this Agreement, enters into this Agreement freely, voluntarily, knowingly, and after consultation with counsel of their choice.

(d)	This Agreement shall be binding on and inure to the benefit of all Parties and all predecessors, successors, assigns, related entities, directors, officers, employees, agents, shareholders, members, managers, heirs, administrators and legal representatives of the Parties.

(e)	This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof. No Party shall be bound by any terms, conditions, definitions, understandings, promises or representations with respect to the subject matter hereof, (i) except as is expressly provided for herein, and/or (ii) as hereafter may be agreed to in a writing signed by the applicable Parties.

(f)	No breach of any provision hereof can be waived unless in writing. The waiver of a breach of any provision hereof shall not be deemed a waiver of the breach of any other provision hereof.

(g)	Each of the Parties shall execute and deliver any and all further documents and instruments, and take all further action, that may be necessary to carry out and implement the purposes and provisions of this Agreement.

(h)	This Agreement may be executed in counterparts, each of which may be a separate document, and all of which together shall be deemed and considered an original of this Agreement. The Parties agree to accept facsimile or electronic transmission of copies of signature pages as and in place of originals.

(i)	The Parties represent that they have all requisite power, authority and legal right to sign and enter into this Agreement and to bind themselves, or the entities on whose behalf they are signing. The execution of this Agreement and performance of the Parties’ respective obligations hereunder have been duly authorized and do not and will not (i) violate any provision of any law, rule, regulation, order, judgment, injunction, decree, or determination applicable to each of the Parties or of the organizational documents of any of the Parties, or (ii) result in a breach of or constitute a default under any agreement, lease or instrument to which each of the Parties may be bound or affected.

(j)	In the event that any provision(s) of this Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, such provision or portion thereof shall be severed from this Agreement and the remaining provisions of this Agreement and portions thereof shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

WHEREFORE, this Agreement is entered into and effective as of the date shown above.

LIION LLC, a Neveda limited liability company		BESS LLC, a Delaware limited liability company

By:	/s Gary Gray	By:	/s/ Vincent Browne
	Gary Gray		Vincent Browne
Its:	Sole Member/Manager	Its:	Director

ASSURE POWER, LLC, a Wyoming limited liability company		ALTERNUS CLEAN ENERGY, INC.

By:	/s Gary Gray	By:	/s/ Vincent Browne
	Gary Gray		Vincent Browne
Its:	Manager	Its:	President

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